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                                                                    Exhibit 99.1
                                                                    ------------


                               NORTH FORK BANCORP
   275 Broadhollow Road, Melville, NY 11747 (631) 844-1252 FAX (631) 501-5521



FOR IMMEDIATE RELEASE Contact:Aurelie S. Campbell
Corporate Secretary
(631) 844-1252


                       NORTH FORK BANCORPORATION COMPLETES
                  THE ACQUISITION OF GREENPOINT FINANCIAL CORP.


     Melville, N.Y. - October 1, 2004 - North Fork Bancorporation, Inc. (NYSE:
NFB) announced today that it had completed the acquisition of GreenPoint Financial Corp. (NYSE: GPT) the parent company of GreenPoint Bank.

North Fork now has approximately $55 billion in assets and operates from 350 branch locations throughout the New York Metropolitan area, New Jersey and Connecticut.